EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (Amendment No. 3) of Toyota Motor Credit Corporation and Toyota Auto Finance Receivables LLC of our report dated June 15, 2009 relating to the financial statements which appears in Toyota Motor Credit Corporation’s Annual Report on Form 10-K for the year ended March 31, 2009.  We also consent to the reference to us as experts under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
September 8, 2009